Exhibit 10.1

CONFIDENTIAL SEPARATION AGREEMENT

AND

GENERAL RELEASE

1.          SETTLEMENT AND RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”) is between Andrew U. Lee (“Employee” or “you”) and ClearSign Combustion Corporation (“ClearSign” or “Employer”).

2.          RECITALS

a.           Employee is an at-will employee of ClearSign.

b.        Employee has decided to exercise his right to terminate Employee’s employment with ClearSign.

c.           To avoid uncertainty, Employer and Employee desire to settle fully and finally resolve all matters between them arising out of or related to Employee’s employment with, compensation during, and separation from Employer on the terms and conditions set forth herein as of the date of this Agreement.

d.           This Agreement effects the settlement of any disputes between the parties to this Agreement, and nothing contained herein should be construed as an admission by Employer of any liability of any kind with respect thereto.

e.           Employer and Employee expressly recognize that confidentiality of the terms of this Agreement is of the essence, and is a material part of this Agreement.

3.          SEPARATION FROM EMPLOYMENT

The effective date of Employee’s termination of employment with the Employer is September 7, 2017 (the “Separation Date”).

4.          SEVERANCE CONSIDERATION

a.           As consideration for the release set forth herein, and provided that Employee does not revoke this Agreement within the revocation period referred to at Section 5(b)(iii) herein, ClearSign waives its right to repurchase the 13,899 shares of common stock granted to Employee on February 10, 2017 (the “Severance Consideration”). This waiver is a one-time waiver, is made for the purpose of providing consideration for this Agreement, is limited to the matter expressly waived herein and should not be construed as an indication that ClearSign, in the event Employee revokes this Agreement, would be willing to agree to any future waiver related to the Severance Consideration. This waiver sets forth the entire agreement of ClearSign and Employee with respect to the waiver and supersedes all prior agreements and understandings, oral or written, with respect to the waiver. This waiver may not be amended, modified or supplemented, and no provision of this waiver may be waived, other than by a written instrument duly executed and delivered by Employee and by a duly authorized officer of ClearSign. Employee’s revocation of this Agreement renders this waiver null and void.

b.           No other benefits will be made available to Employee after the Separation Date except as provided herein, or by applicable law.

c.           Employee is solely responsible for the payment of, and therefore promises to pay, any taxes, penalties, or other costs assessed that are associated with the Severance Consideration. The Released Parties, as defined in Section 5 herein, have no duty with respect to such taxes, penalties or other costs.

d.           Employee will also be paid his wages for the period through the Separation Date less applicable withholdings and deductions through ClearSign’s ordinary semi-monthly payroll system.

e.        Employee is reminded that his outstanding stock option agreements (the “Award Agreements”) are as summarized on Exhibit A and that the Continuous Service provisions of the Award Agreements shall continue with the contemporaneous execution of a consulting agreement between Employee and ClearSign (the “Consulting Agreement”). The right to purchase the common stock of ClearSign pursuant to the Award Agreements will expire 3 months from the termination of the Consulting Agreement for any reason, unless extended by other means. For the avoidance of doubt, nothing herein shall limit or modify Employee’s or ClearSign’s respective rights and obligations under the Award Agreements detailed in Exhibit A, which shall each remain in force unless any such Award Agreement expires or is terminated in accordance with its terms

5.          RELEASE OF ALL CLAIMS

a.           CONSIDERATION FOR RELEASE

Employee acknowledges that Employee has received all compensation owed to Employee for Employee’s employment through and including August 31, 2017.

Both parties agree that the monies and other benefits to be provided to Employee hereunder as outlined in Section 4 are in excess of compensation to which Employee would otherwise be entitled. As such, it is agreed that such monies and benefits provide full and adequate consideration for Employee’s various representations and releases contained herein.

b.           EMPLOYEE RELEASE

i.        For good and valuable consideration as described herein, the receipt and sufficiency of which are hereby acknowledged, Employee, individually and on behalf of Employee’s representatives, heirs, successors and assigns, hereby releases and absolutely forever discharges ClearSign, its predecessors, successors, parents, partners, subsidiaries, affiliates, agents, assigns, insurers, representatives, officers, directors, principals, employees, shareholders, and attorneys, from the past, present and future (collectively, the “Released Parties”), of and from any and all claims, demands, debts, liabilities, obligations, and causes of actions of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, which Employee may have or ever had, including without limitation those arising from or relating to Employee’s employment with ClearSign, contracts with ClearSign, termination of employment with ClearSign, or Employee’s efforts to find subsequent employment. This release includes, but is not limited to, any claims, demands, causes of action, or liabilities arising under (a) Title VII of the Civil Rights Act of 1964 (race, color, religion, maternity or pregnancy, sex and national origin discrimination); (b) 42 U.S.C. §1981 (race discrimination); (c) 29 U.S.C. §§621-634 (age discrimination); (d) 29 U.S.C. §206(d)(1) (equal pay); (e) Executive Order 11246 (race, color, religion, sex and national original); (f) Executive Order 11141, (age discrimination); (g) Older Workers Benefit Protection Act of 1990 (age discrimination); (h) §503 of the Rehabilitation Act of 1973 (disabilities discrimination); (i) the Civil Rights Act of 1991 (discrimination), (j) the Age Discrimination in Employment Act of 1967 (“ADEA”); (k) the Family and Medical Leave Act; (l) Washington State Law Against Discrimination, Revised Code of Washington section 49.60; (m) claims with any division of the Washington State Department of Labor and Industries, (n) Washington Industrial Safety and Health Act; (o) Washington Family Care Act; (p-o) Seattle Municipal Code, SMC 14.04.030-0,40 (discrimination) (q) any other federal, state or local laws or regulations prohibiting employment discrimination, harassment or retaliation; and (r) any amendments or additions to any of the federal, state or local laws or regulations mentioned above. This waiver and release also includes, but is not limited to, any claims, demands, causes of action, or liabilities arising under or in relation to any oral or written representations or statements or under any state, local or federal law regulating wages, hours, compensation or employment or any claim for wrongful discharge, breach of contract, breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, or defamation. For the avoidance of doubt, this release is not intended to modify or terminate surviving contractual and statutory rights and obligations, as specified in Sections 4(e) and 7 herein.

ii.        It is understood and agreed that this Section 5(b) is intended to be a full and final release covering all known as well as all unknown or unanticipated injuries, debts, claims or damages, of any kind, arising from acts, omissions or events prior to the Separation Date. Employee waives any and all rights or benefits which Employee may now have under the terms of any statute or law that purports to limit such a release.

iii.        Employee acknowledges that Employee is knowingly and voluntarily waiving and releasing any rights Employee may have under the ADEA. Employee also acknowledges that the Severance Consideration provided for in Section 4 herein is in addition to anything of value to which Employee is otherwise entitled and constitutes sufficient consideration for the waiver and release herein. Employee further acknowledges that Employee has been advised by this writing, as required by the Older Workers’ Benefit Protection Act, that: (a) Employee’s waiver and release does not apply to any rights or claims that may arise after the execution of this Agreement; (b) Employee should consult with an attorney prior to executing this Agreement; (c) Employee has twenty-one (21) days to consider this Agreement (although Employee may by Employee’s own choice execute this Agreement earlier); (d) under the ADEA, Employee has seven (7) days following the date of his execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which such revocation period has expired. If Employee has not executed this Agreement and delivered his executed signature page by hand delivery, fax or email of a PDF to ClearSign’s Chief Financial Officer and/or Chief Executive Officer by the expiration of the twenty-one (21)-day consideration period referenced in this Section 5(b)(iii), the offer of the Severance Consideration in this Agreement will expire, and Employee will have no right or claim to the Severance Consideration or any portion of the Severance Consideration. Employee may revoke this Agreement only by giving ClearSign written notice of Employee’s revocation of this Agreement, by email to the CEO, Steve Pirnat, and CFO, Brian Fike, at steve.pirnat@clearsign.com and brian.fike@clearsign.com transmitted by the close of business on the seventh (7th) day following the date of Employee’s execution of this Agreement.

6.          NO OTHER ACTIONS

Employee represents that Employee has not filed, and will not file, any complaints, charges, or grievances against any or all of the Released Parties with any city, county, state, or federal agency or court, whether or not arising out of or related to his or her employment with, compensation during, and separation from ClearSign.

7.          TRADE SECRETS, CONFIDENTIALITY, AND INDEMNIFICATION

Employee acknowledges that Employee previously executed the Confidentiality and Proprietary Rights Agreement (the “Confidentiality Agreement”) with ClearSign, attached hereto as Exhibit B, and that nothing herein shall limit Employee’s obligations and/or ClearSign’s rights under the Confidentiality Agreement, which shall remain in force. Additionally, Employee agrees to (a) keep confidential the terms of this Agreement, except upon order of any court, as required by law, or to the extent the terms are made public by ClearSign, including through the attached Form 8-K attached as Exhibit C to be filed with the Securities & Exchange Commission, and (b) comply with all terms of the Policy of Insider Trading attached as Exhibit D and rules promulgated by the Securities Exchange Commission and NASDAQ as those rules would continue to apply to Employee.

Employer and Employee acknowledge that they previously executed the Indemnification Agreement, attached hereto as Exhibit E, and that nothing herein shall limit Employer’s obligations and/or Employee’s rights under the Indemnification Agreement, which shall remain in force.

8.          NON-DISPARAGEMENT

Employee agrees not to disparage, directly or indirectly, ClearSign or any of the Released Parties.

9.          FULL AND INDEPENDENT KNOWLEDGE

Employee represents Employee has thoroughly read this Agreement, understands all its provisions, agrees to the terms, and is voluntarily entering into this Agreement.

10.         ARBITRATION

This Agreement shall be interpreted according to Washington law, in Seattle, Washington, without regard to its conflict of interest principles. Any claim or controversy arising from this Agreement shall be resolved by arbitration before a single arbitrator of JAMS in accordance with its Comprehensive Arbitration Rules and Procedures and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The single arbitrator shall be selected by mutual agreement of Employee and ClearSign. If such agreement cannot be reached the arbitrator shall be selected according to the procedures of the JAMS. The single arbitrator shall award the prevailing party all arbitration costs, arbitrator fees, reasonable attorneys’ fees and costs incurred by the prevailing party in connection with the arbitrated claims. The arbitrator shall have authority to issue any remedy or relief that a court of competent jurisdiction could award, order or grant including, without limitation, a preliminary or permanent injunction. Notwithstanding the foregoing, either party may, without inconsistency with this provision, apply to any court having jurisdiction for interim, provisional injunctive or equitable relief until the arbitration award is rendered and the controversy otherwise is resolved.

11.         ATTORNEYS’ FEES

Each party shall bear his, her or its own attorneys’ fees and costs, except as otherwise provided herein.

12.         NON-RELEASED CLAIMS

This Agreement excludes, and you are not waiving, (i) any right to file, testify or otherwise cooperate in the investigation of an administrative charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board or other appropriate federal, state or local administrative or law enforcement agency, although you are waiving any right to monetary recovery related to such a charge or administrative complaint; (ii) any right to report conduct that is allegedly unlawful under federal securities laws to any government body or agency, including the right to receive awards pursuant to Section 21F of the Securities Exchange Act; (iii) claims which cannot be waived by law, such as claims for unemployment benefits; (iv) any indemnification rights you may have against ClearSign; and (v) any rights to vested benefits, such as pension or retirement benefits.

13.         CONSTRUCTION OF THIS AGREEMENT

a.           This Agreement shall be binding upon the signatories and their respective heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of Released Parties, and each of them, and to their respective heirs, administrators, representatives, executors, successors, and assigns, upon whom this Agreement shall also be binding.

b.           Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall be construed as if the Agreement had never included the unenforceable provision.

c.        The parties to this Agreement agree that any modification of this Agreement must be in writing, signed by Employee and ClearSign.

d.        OTHER THAN THE CONFIDENTIALITY AGREEMENT AND THE INDEMNIFICATION AGREEMENT, THIS AGREEMENT SHALL BE, AND CONSTITUTE FULL, COMPLETE, UNCONDITIONAL, AND IMMEDIATE SUBSTITUTION FOR ANY AND ALL RIGHTS, CLAIMS, DEMANDS, AND CAUSES OF ACTIONS WHATSOEVER, WHICH HERETOFORE EXISTED OR MIGHT HAVE EXISTED ON BEHALF OF EMPLOYEE AGAINST ANY OR ALL OF THE RELEASED PARTIES AND THEIR RESPECTIVE SUCCESSORS, PREDECESSORS, SUBSIDIARIES, AFFILIATES, PARENTS, SHAREHOLDERS, PARTNERS, EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, PRINCIPALS, ASSIGNS, INSURERS AND ATTORNEYS. FURTHERMORE, OTHER THAN THE CONFIDENTIALITY AGREEMENT AND THE INDEMNIFICATION AGREEMENT, THIS AGREEMENT IS THE ONLY, SOLE, ENTIRE, AND COMPLETE AGREEMENT OF THE PARTIES RELATING IN ANY WAY TO THE SUBJECT MATTER HEREOF. NO STATEMENTS, PROMISES, OR REPRESENTATIONS HAVE BEEN MADE BY ANY PARTY TO ANY OTHER, OR RELIED UPON, AND NO CONSIDERATION HAS BEEN OFFERED, PROMISED, EXPECTED, OR HELD OUT OTHER THAN AS MAY BE EXPRESSLY PROVIDED HEREIN.

e.           No provision of this Agreement shall be modified or construed by any practice that is inconsistent with such provision, and failure by any party to this Agreement to comply with any provision, or to require another party to comply with any provision, shall not affect the rights of any party thereafter to comply or require the other to comply.

f.            This Agreement may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, shall be the original, but such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this instrument on the dates indicated below in the County of King, State of Washington.

ANDREW U. LEE	CLEARSIGN COMBUSTION
CORPORATION

By:
Stephen E. Pirnat
Dated: September 7, 2017	Its: Chief Executive Officer
Dated: September 7, 2017

Exhibit A

Outstanding Stock Option Agreements

are summarized as follows:

Lee

Stock Options at 8/31/17

						Original	Revised
Option	Strike		Vested on	Date of	Vesting	Expiration	Expiration
Award #	Price	Options	8/31/17	Award	Commencement	Date	Date (1)
3	$2.20	78,125	78,125	09/30/11	07/01/11	09/30/21	12/07/17
10	$4.88	29,730	29,730	01/17/13	01/01/13	12/31/22	12/07/17
24	$9.90	21,000	18,375	02/13/14	01/01/14	12/31/23	12/07/17
43	$5.21	12,000	6,750	04/01/15	04/01/15	03/31/25	12/07/17
58	$4.21	12,000	3,750	04/23/16	04/01/16	03/31/26	12/07/17
75	$3.80	12,000	750	06/23/17	04/01/17	03/31/27	12/07/17
			137,480

(1) - The Revised Expiration Date assumes that Mr. Lee does not maintain Continuous Service as defined in each of the above referenced Stock Option Award Agreements. Mr. Lee's Original Expiration Date would be maintained if he maintains his Continuous Service by becoming a consultant or director of the Company.

Exhibit B

Confidentiality and Proprietary Rights Agreement

executed by Andrew U. Lee on June 27, 2012

Confidentiality and Proprietary Rights Agreement

I, the undersigned employee or consultant, enter into this Confidentiality and Proprietary Rights Agreement (Agreement) with ClearSign Combustion Corporation (Company). This Agreement is effective immediately.

Company has researched, compiled and developed certain proprietary data, including, but not limited to customer information, trade secrets, and other information which is not generally disclosed by Company to the public. In the course of my employment or consulting relationship with Company, I may acquire knowledge (both orally and in writing) relating to confidential affairs of Company and confidential, proprietary, and trade secret information. In consideration of my employment or consulting relationship, and Company ‘s time, effort and resources devoted to my training and briefing, and my access to Confidential Information (defined below) that will assist me in performing my duties, I agree as follows:

Confidential Information. “Confidential Information” is proprietary data that has been researched, compiled, developed and/or maintained by Company, and which is not generally known within the industry. Confidential Information includes, but is not limited to, information, ideas, knowledge, data, or know-how related to products, processes, software, designs, formulae, tests, research, business and/or marketing plans and strategies, costs, profits, pricing, personnel and financial information, capitalization and other corporate data and information, and information about or obtained from customers, authors, suppliers, consultants, licensees, or affiliates. Confidential Information also includes information Company has received from third parties in confidence.

Use and Disclosure Restrictions. I will not use or disclose Confidential Information, in any form, for any purpose, except in the course of and for the purposes of my employment or consulting relationship with Company and in compliance with insider trading and information laws, rules, and regulations.

Ownership of Information. I will obtain no right, title or interest in the Confidential Information, or any related information or data. The Confidential Information and related information shall remain the sole property of Company.

Return of Information. I will return all Confidential Information, including all copies in any form, to Company immediately upon termination of my employment or consulting relationship with Company, or earlier upon request of Company.

Return of Property. In the course of my employment or consulting relationship with Company, I may be provided with equipment, supplies, keys, credits cards, software, and other property for business use (collectively, “Company Property”). I will return all Company Property immediately upon termination of my employment or consulting relationship with Company, or otherwise immediately on Company’s request.

Assignment of Inventions.

“Inventions” means ideas, improvements, designs, processes, formulas, techniques, authored works (whether software or other forms), and/or discoveries related to the use of electric and/or magnetic fields in flames, furnaces, and combustion systems, including the Company’s Electrodynamic Combustion Control™ technology, whether or not reduced to writing, and whether or not patentable or copyrightable.

“Covered Work” means Inventions conceived by me (alone or with others) or that are developed in whole or in part on Company time as an employee or consultant, or in whole or in part using Company’s equipment, supplies, or facilities, or that depend for their effectiveness on, or incorporate, Confidential Information. An Invention I conceive or develop on Company time is Covered Work whether or not my activities occur (i) on or off the premises, (ii) before, during or after normal working hours, or (iii) within or without the scope of work assigned to me.

Assignment. I understand that Covered Work is work made for hire and, in any case, owned exclusively by Company. To the extent any such Covered Work does not qualify as work made for hire, I hereby assign to Company all worldwide right, title and interest to all such Covered Work, whenever made. I hereby waive any rights and claims I may have in any jurisdiction to any moral rights of “droit moral” with respect to any Covered Work and confirm that Company has the right to make, have made, and own enhancements, derivative works, and other modifications to Covered Work.

Reporting. I agree to inform an officer of Company if I intend to incorporate into Company’s products or technology or otherwise use for Company’s benefit any Invention I made that I believe is not a Covered Work. If I fail to inform an officer of Company prior to such use of an Invention I made, I hereby grant to company a non-exclusive, unlimited, perpetual, irrevocable, worldwide, royalty-free right and license to use such Invention in connection with Company’s business and in its sole discretion.

Exceptions. Except as provided in section 3(d), this section 3 does not apply to any Invention I made that predates my employment or consulting relationship with Company and which is identified on Exhibit A to this Agreement. This section 3 also does not apply to any invention for which no equipment, supplies, facilities, or trade secret information of Company was used and which was developed entirely on my own time, unless (i) the invention relates directly to the business of Company, or to Company’s actual or demonstrably anticipated research or development, or (ii) the invention results from any work I performed for Company.

Cooperation. I will reveal promptly all information relating to Inventions and Covered Work to an appropriate officer of the Company, including apprising such officer of the status of the items described in Exhibit A. At Company’s expense, and for no additional compensation, I will cooperate fully and promptly with Company and execute such documents as may be requested if Company desires to seek, document, enhance, or defend Company’s ownership, copyright, patent, trademark, or other intellectual property protection relating to any Covered Work, even after I no longer work for Company. I appoint Company (and its authorized agents) as my agent and attorney-in-fact for the following limited purposes: to take any action to obtain patents, copyrights, or other kinds of legal protection in Covered Works; to assign those rights to Company; and to protect those rights from infringement. This appointment and power of attorney are irrevocable. Any action taken by Company under this power of attorney will have the same legal effect as if I did it myself.

No Violation of Contract. My acceptance of an employment or consulting relationship with Company does not violate any contractual obligations I owe to any third party. I will not use or disclose to Company confidential information or trade secrets of any third party without that party’s consent. I acknowledge that Company wishes me to abide strictly by the terms of valid and enforceable obligations I have to prior employers or clients, and that I am to inform an appropriate officer of the Company whenever I believe a task I am to perform for the Company would put my ability to abide by those obligations at risk.

Employment. If I am an employee, I will devote my full time and attention to the transaction of Company’s business while I am employed by Company. Nothing in this Agreement creates an employment contract for a specific term or otherwise alters the at-will nature of my employment with Company. Either party may terminate the employment relationship at any time, for any reason, with or without prior notice.

Conflict of Interest. While I am employed by or consulting for Company, I will not work, directly or indirectly, for any company which competes with Company, nor will I solicit Company customers, potential customers or contacts for the purpose of selling products or services for any person or entity other than Company.

Non-solicitation. For one year after my employment or consulting relationship with Company terminates, regardless of the reason for termination, I will not (a) directly solicit business from any person or entity which then is or was a Company customer, client or prospect during the twelve (12) months prior to termination, (b) induce any such person or entity to cease or reduce their business relationship with Company; (c) induce any person to leave the employment of Company; or (d) directly or indirectly hire or use the services of any Company employee unless I obtain Company’s written consent. I will not aid others in doing anything I am prohibited from doing myself under this paragraph, whether as an employee, officer, director, shareholder, partner, consultant or otherwise. For purposes of this paragraph, the term “solicit” includes (i) responding to requests for proposals and invitations for bids, (ii) initiating contacts with customers, clients, or prospects of Company for the purpose of advising them that I no longer am employed by or consulting for Company and am available for work which is competitive with the services offered by Company, and (iii) participating in joint ventures or acting as a consultant or subcontractor or employee of others who directly solicit business prohibited by this Agreement. The term “Company employee” includes any then current employee of Company or any person who has left the employ of Company within the then previous six (6) months. The terms “Company client” and “Company customer” include any parent corporation, subsidiary corporation, affiliate corporation or partner or joint venture of a client or customer. “Company prospect” means any person or entity to whom Company has submitted a bid or proposal within the then immediately preceding six (6) months.

Noncompetition. For one year following termination of my employment for any reason, I will not directly Compete (defined below) with Company anywhere Company is doing or has plans to do business, nor will I engage in any other activity which would conflict with the Company’s business, or interfere with my obligations to the Company. “Compete” means directly: (i) have any financial interest in, (ii) join, operate, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, principal or shareholder with (except as holder of not more than five percent (5%) of the outstanding stock of any class of a corporation, the stock of which is actively publicly traded) or (iii) provide services in any capacity to those participating in the ownership, management, operation or control of, and/or (iv) act as a consultant or subcontractor to, a Competitive Business (defined below). “Competitive Business” means any corporation, proprietorship, association or other entity or person engaged in the sale, production and/or development of products or the rendering of services of a kind similar to or competitive with that sold, produced, developed or rendered by Company as of the date my employment or consulting relationship terminates. Currently, the Company believes that it and its Electrodynamic Combustion Control™ technology have no competitors.

Continuation of Obligations. Except to the extent this Agreement provides otherwise, the restrictions of and my obligations under this Agreement will continue after my employment or consulting relationship terminates, regardless of the reason for termination. Upon termination of my employment or consulting relationship, I agree to execute and deliver to Company the Termination Certification in the form attached as Exhibit B to this Agreement.

Consent to Injunction. I acknowledge that Company would suffer irreparable harm for which monetary damages alone would not adequately compensate Company if I breached this Agreement. For that reason, I agree Company shall be entitled to injunctive relief to enjoin any breach or threatened breach of this Agreement, in addition to any other available remedies.

Governing Law and Jurisdiction. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Washington, without regard to conflict of law principles. The exclusive jurisdiction for any action to interpret or enforce this Agreement shall be State of Washington.

Attorney Fees. In the event of any suit, action or arbitration to interpret or enforce this Agreement, the prevailing party shall be entitled to its attorney fees, costs, and out-of-pocket expenses, at trial and on appeal.

Waiver. Company’s failure to demand strict performance of any provision of this Agreement shall not constitute a waiver of any provision, term, covenant, or condition of this Agreement or the right to demand strict performance in the future.

Successors and Assigns. This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and may be assigned and enforced by Company, its successors and assigns. As used in this Agreement, the term “Company” shall include Company, its subsidiaries, subdivisions, and affiliates.

Entire Agreement. This Agreement and any confidentiality, nonsolicitation, and/or noncompetition agreement I entered into with Company or any predecessor company acquired by or affiliated with Company, constitute the entire agreement of Company and me with respect to the subject matter of this Agreement. Each of the rights, obligations and remedies provided for in these agreements shall be cumulative.

Severability and Enforcement. The parties agree that any provision of this Agreement or its application that is held invalid shall be modified as necessary to render it valid and enforceable. If any provision of this Agreement or its application is held invalid and cannot be modified to render it valid and enforceable, the invalidity shall not affect other obligations, provisions, or applications of this Agreement which can be given effect without the invalid provisions or applications.

Opportunity for Review. I acknowledge that I have carefully read the foregoing Agreement, understand its contents, and signed it voluntarily.

Print Name:	Andrew U. Lee

Check one:

☑	Employee

☐	Consultant

Signature	/s/ Andrew U. Lee

Date:	06/27/2012

Exhibit C

Form 8-K

regarding separation of Andrew U. Lee

and entry into a material agreement

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2017

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information included at Item 5.02 below describing the Separation Agreement and General Release and the Consulting Agreement entered into by ClearSign Combustion Corporation (the “Company”) and Andrew U. Lee is incorporated herein to the extent required by this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on September 7, 2017 (the “Effective Date”), Andrew U. Lee, the Company’s Senior Vice President of Business Development, retired from active employment.

In conjunction with his retirement, Mr. Lee and the Company entered into a Separation Agreement and General Release. In exchange for the Company’s waiver of its right to repurchase 13,899 shares of common stock granted to Mr. Lee on February 10, 2017, Mr. Lee released the Company from any and all claims arising from or relating to his employment with the Company or the termination thereof, among other matters.

Mr. Lee and the Company also entered into a Consulting Agreement on the Effective Date. Pursuant to the Consulting Agreement, Mr. Lee has agreed to provide services to the Company, when and as needed, until August 31, 2018. Mr. Lee will be compensated at the rate of $200 per hour for the services provided.

The above descriptions of the Separation Agreement and General Release and the Consulting Agreement are qualified in their entirety by the full text of those documents, which are attached as exhibits to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Separation Agreement and General Release dated September 7, 2017
Exhibit 10.2	Consulting Agreement dated September 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2017

CLEARSIGN COMBUSTION CORPORATION

	By:	/s/ Stephen E. Pirnat
Stephen E. Pirnat
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Separation Agreement and General Release dated September 7, 2017
Exhibit 10.2	Consulting Agreement dated September 7, 2017

Exhibit D

Statement of ClearSign Combustion Corporation Policy

on

Insider Trading and Compliance

acknowledged by Andrew U. Lee on September 15, 2015

Statement of

ClearSign Combustion Corporation

Policy on

Insider Trading and Compliance

It is the policy of ClearSign Combustion Corporation (the “Company”) to comply fully, and to assist its directors, officers and other employees in complying fully, with all federal and state securities laws applicable to transactions in the Company’s securities or securities of its affiliates. In this regard, the Company depends upon the conduct and diligence of the directors, officers and other employees of the Company and its affiliates, in both their professional and personal capacities, to ensure full compliance with this policy. It is the personal obligation and responsibility of each such person to act in a manner consistent with the following policy regarding compliance with the insider trading provisions of the federal securities laws.

It is the Company’s policy that, except in the case of a transaction with the Company, no director, officer or other employee of the Company or its affiliates, nor any affiliate of such person, may buy or sell any security issued by the Company or any of its affiliates, or any option or similar right to buy or sell such a security, while in possession of material, nonpublic information regarding the Company or its affiliates. In addition, every director, officer and other employee of the Company or its affiliates shall maintain the confidentiality of material, nonpublic information that he or she may possess, shall not “tip” such information to others who may trade and shall not give advice or make recommendations regarding investments in the Company or its affiliates. No director, officer or other employee of the Company or its affiliates shall permit persons under his or her supervision, or entities under his or her control, to act inconsistently with this policy. It is the further policy of the Company that no director, officer or other employee, nor any affiliate of any such person, may, while in possession of material, nonpublic information about another company, trade in the securities of such other company or disclose such information to any other person. The foregoing prohibitions similarly apply to members of the household of the directors, officers and other employees, including the spouse, each family member, and other members of the household.

The following guidelines have been adopted for the purpose of implementing and monitoring the Company’s policy on insider trading:

1.       Trading by Designated Individuals During Window Periods. Officers and directors of the Company, members of their households and affiliates of each of the foregoing1 (the “Designated Individuals”) may, subject to compliance with the other restrictions herein, buy or sell the Company’s securities only during the periods beginning on the second business day after the public release of the Company’s quarterly or annual financial results and ending on the 45th calendar day after such release (the “window period”). The two-day waiting period before the trading window opens is intended to allow the public to evaluate and absorb the Company’s disclosures.2

1 “Affiliate” is broadly defined in securities laws as a person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, another person or entity.  It includes, for example, (i) any corporation or entity (other than the Company) of which you are an officer, director or partner or of which you are, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar capacity; (iii) your spouse; (iv) any relative of your spouse or any relative of yours who has the same home as you or who is a director or officer or key executive of the Company; and (v) any partner, syndicate member or person with whom you have agreed to act in concert with respect to the acquisition, holding, voting or disposition of shares of the Company’s securities.

2 In certain circumstances, the window period restriction may be waived in individual cases at the discretion of the Company, after having requested and received advice from the Company’s legal counsel.

Notwithstanding the foregoing prohibitions in this Statement of Policy, any Designated Individual may buy or sell the Company’s securities, while in possession of material, nonpublic information about the Company or outside of the specified window periods, if any such transaction is made pursuant to a written plan that has been approved in advance in writing by the Company’s legal counsel, and that meets all of the requirements of Securities and Exchange Commission rules and regulations, including Rule 10b5-1 under the Securities Exchange Act of 1934.

2.       No Margin Purchases. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the customer or borrower is aware of material nonpublic information or otherwise is not permitted to trade in the Company’s securities, Designated Individuals and Insider Employees (as defined in paragraph 5 below) are prohibited from holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan.

3.       No Short Sales. Short selling is the act of borrowing securities to sell with the expectation of the price dropping and the intent of buying the securities back at a lower price to replace the borrowed securities. Designated Individuals (whether or not they are in possession of material nonpublic information) and Insider Employees are prohibited from selling short the Company’s securities.

4.       Preclearance of Trading by Designated Individuals. Designated Individuals must pre-clear with the Chief Financial Officer or the Company’s legal counsel, all proposed trades in the Company’s securities, even during a permitted trading window. The Company will be in a position to determine if there is material, nonpublic information which precludes the Designated Individual from trading, even though the Company may be in a window period.

5.       Other Persons With Access to Insider Information. Under special circumstances, certain employees who are not Designated Individuals (“Insider Employees”) may gain access to material, nonpublic information.3 In such cases, the Company, in its discretion, may determine that such Insider Employees also need to pre-clear any proposed trades with either the Company’s legal counsel or its designee prior to any trading in the Company’s securities. Such employees will be notified and will be subject to the preclearance procedure for such period of time as the Company deems appropriate.

3 Due to our small size, all employees are considered to be Insider Employees. Therefore, all employees must pre-clear with the Chief Financial Officer or the Company’s legal counsel, all proposed trades in the Company’s securities, even during a permitted trading window.

6.       Persons Involved in Negotiations. If the Company is in the process of negotiating a significant transaction or joint venture with another company, Insider Employees, officers and directors are cautioned not to trade in the stock of that company if they are in possession of material, nonpublic information concerning such company. If an employee, officer or director is not certain whether it is permissible to trade in the stock of such company, the employee, officer or director should contact the Chief Financial Officer or the Company’s legal counsel before making any trades.

7.       Non-disclosure of material non-public information. If an employee, officer or director is in possession of material non-public information concerning the Company, that individual shall maintain the confidentiality of that information and shall not “tip” or in any way disclose such information to others who may trade. In maintaining the confidentiality of the information, the employee, officer or director shall not, among other things, affirm or deny statements made by others, either directly or through electronic means, if such affirmation or denial would result in the disclosure of material non-public information. If an employee, officer or director is not certain whether information is material or non-public, the employee, officer or director should contact the Chief Financial Officer or the Company’s legal counsel to determine if the information may be disclosed.

8.       Inadvertent Disclosure of Material, Non-Public Information. If material, nonpublic information is inadvertently disclosed, no matter what the circumstances, by any director, officer or employee of the Company or its affiliates, the person making or discovering that disclosure should immediately report the facts to the Company’s legal counsel.

The following procedures should be followed in handling inquiries regarding material, nonpublic information concerning the Company:

A.	Referral to Designated Spokesperson. Generally, a designated spokesperson should deal with inquiries from the media, stock exchanges and others regarding rumors, unusual trading activity, acquisition or disposition activities and other material information. Accordingly, when an inquiry is received regarding information that may be material, it should be referred to the Chief Executive Officer and the Company’s designated spokesperson responsible for investor relations to speak on behalf of the Company.

B.	Formulation of Response. The designated spokesperson generally should not comment until an appropriate response is formulated based on the existing facts and circumstances. The response should be formulated by parties who may reasonably be expected to know substantially all of the information on the subject within the Company’s possession.

C.	Nature of Response. In many, if not most, instances involving rumors and other statements not generated by the Company or its employees or agents, the most effective response will be a simple statement that the Company’s policy is not to comment on matters of that nature. In all situations, care should be taken not to make affirmative statements where the facts may be unknown or in doubt.

Every director, officer and other employee of the Company and any of its subsidiaries who is currently or may at any point in the future become subject to the insider trading restrictions addressed and imposed by this policy shall be requested to certify that such person has read this Statement of Company Policy.

*       *       *

As adopted by the Board of Directors on August 25, 2015.

COMPLIANCE CERTIFICATE

I hereby certify that I have reviewed and understand the Company’s Statement of Policy on Insider Trading and Compliance and that I will comply with it fully.

Date:	9/15/2015

/s/ Andrew U. Lee
Signature

Andrew U. Lee
Print Name

Exhibit E

Indemnification Agreement

executed by ClearSign Combustion Corporation

and its Officer/Indemnitee, Andrew U. Lee,

on March 7, 2012

CLEARSIGN COMBUSTION CORPORATION

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is entered into, effective as of March 7, 2012 by and between ClearSign Combustion Corporation, a Washington corporation (the “Company”), and Andrew U. Lee (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Company, and in order to induce Indemnitee to provide services to the Company as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of and advance of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by Washington state law and as set forth in this Agreement, and, to the extent insurance is maintained, for the coverage of Indemnitee under the Company’s director and officer liability insurance policies.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee’s continued service to the Company, and intending to be legally bound hereby, the parties agree as follows:

1.	Certain Definitions.

(a)	“Board” means the board of directors of the Company.

(b)	“Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company (collectively “excluded persons”), is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (iii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings), or (iv) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges with the Company in such merger) cease to own their shares or other equity interest in the Company, or (v) in the event of a dissolution or liquidation of the Company, or (vi) the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets, or (vii) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction.

(c)	“Company” shall include, in addition to the Company named in this Agreement, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Company, which constituent corporation, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents. For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan or its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests” of the Company as referred to in this Agreement.

(d)	“Expenses” mean any expense, liability, or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

(e)	“Indemnifiable Event” means any event or occurrence that takes place either prior to or after the effective date of this Agreement, relating to the fact that Indemnitee is or was a director or an officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity.

(f)	“Independent Counsel” means the person or body appointed in connection with Section 3.

(g)	“Potential Change in Control” shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control, (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control, (iii) any person (other than an Excluded Person) who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof, or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(h)	“Proceeding” means (i) any threatened, pending, or complete action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other, or (ii) any inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, or proceeding.

(i)	“Reviewing Party” means the person or body appointed in accordance with Section 3.

(j)	“Voting Securities” means any securities of the Company that vote generally in the election of directors.

2.	Agreement to Indemnify.

(a)       General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto).

(b)       Limitations on Indemnification. Indemnification shall be provided to any Indemnitee to the fullest extent permitted by the Revised Code of Washington (“RCW”). Accordingly, the RCW substantially provides the following limitations, which shall apply to any indemnification provided under this Agreement:

(1)	A corporation may not indemnify a director unless approved in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the applicable Standard of Conduct (defined below).

(2)	The determination shall be made:

(a)      by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding;

(b)      if a quorum cannot be obtained under (a) above, by majority vote of a committee duly designated by the Board, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the Proceeding;

(c)      by special legal counsel:

(i)	selected by the Board or its committee in the manner prescribed in (a) or (b) of this subsection; or

(ii)	if a quorum of the Board cannot be obtained under (a) of this subsection and a committee cannot be designated under (b) of this subsection, selected by majority vote of the full Board, in which selection directors who are parties may participate; or

(d)      by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

An individual shall be deemed to have met the “Standard of Conduct”, and the Company may indemnify an individual made a party to a proceeding because the individual is or was a director and/or officer against liability incurred in the proceeding if:

(a)      the individual acted in good faith; and

(b)      the individual reasonably believed:

(i)	in the case of conduct in the individual’s official capacity with the Company, that the individual’s conduct was in its best interests; and

(ii)	in all other cases, that the individual’s conduct was at least not opposed to its best interests; and

(c)      in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.

Notwithstanding the foregoing, the Company may not indemnify a director and/or officer:

(a)      in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company; or

(b)      in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Indemnification permitted under this Section in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

(c)        Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding, (ii) the Proceeding is one to enforce indemnification rights under Section 5, or (iii) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation.

(d)        Expense Advances. If so requested by Indemnitee, the Company shall advance (within ten business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”); provided that such request shall be accompanied by reasonable evidence of the expenses incurred by Indemnitee and that, if and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed).

(e)        Mandatory Indemnification. Notwithstanding any other provision of this Agreement (other than Section 2(f) below), to the extent that Indemnitee has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(f)        Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(g)        Other Exceptions to Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of:

(i)	any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Act, as amended, or any similar statute;

(ii)	any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(iii)	expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under the D&O Liability Insurance (defined below) policy maintained by the Company.

(h)        Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers and employees under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

3.      Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; after a Change in Control, the Reviewing Party shall be the Independent Counsel referred to below. With respect to all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Amended and Restated Certificate of Incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorney’s fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4.     Indemnification Process and Appeal.

(a)        Suit To Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within 60 days after making a request in accordance with Section 2(d), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation, in any appropriate court having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof, provided, however, that such 60-day period shall be extended for reasonable time, not to exceed another 60 days, if the reviewing party in good faith requires additional time for the obtaining or evaluating of documentation and information relating thereto. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

(b)        Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the Standard of Conduct set forth herein and under applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel, or its shareholders) that the Indemnitee had not met such applicable Standard of Conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable Standard of Conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5.     Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten business days of such request), advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or covered action brought by Indemnitee for (i) indemnification of Expenses or Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company’s Amended and Restated Certificate of Incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and or (ii) recovery under directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advances, or insurance recovery, as the case may be.

6.      Notification and Defense of Proceeding.

(a)        Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof, but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(c).

(b)        Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company shall be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii) above.

(c)        Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7.     Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Amended and Restated Certificate of Incorporation, bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Amended and Restated Certificate of Incorporation, bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

8.     Directors and Officers Liability Insurance.

(a)      The Company shall obtain and maintain a policy or policies of insurance (“D&O Liability Insurance”) with reputable insurance companies providing liability insurance for directors and officers of the Company in their capacities as such (and for any capacity in which any director or officer of the Company serves any other person or entity at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of expenses) no less favorable than those of such policy in effect on the date hereof except for any changes approved by the Board of Directors of the Company.

(b)      Indemnitee shall be covered by the Company’s D&O Liability Insurance policies as in effect from time to time in accordance with the applicable terms to the maximum extent of the coverage available for any other director or officer under such policies. The Company shall, promptly after receiving notice of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), give notice of such proceeding to the insurers under the Company’s D&O Liability Insurance policies in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(c)      Upon request by Indemnitee, the Company shall provide to Indemnitee copies of the D&O Liability Insurance policies as in effect from time to time. The Company shall promptly notify Indemnitee of any material changes in such insurance coverage.

9.       Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

10.      Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

11.      No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

12.      Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he or she may have ceased to serve in such capacity at the time of any Proceeding.

13.      Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

14.      Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

15.      Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

ClearSign Combustion Corporation

12870 Interurban Avenue South

Seattle, Washington 98168

Fax: (206) 673-4848

Attn: Chief Executive Officer

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

16.      Entire Agreement. Subject to the provisions of Section 2(a), this Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

17.      Retroactivity. This Agreement shall be deemed to have been in effect during all periods that Indemnitee was a director and/or officer of the Company, regardless of the date of this Agreement.

18.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Indemnification Agreement as of the day specified above.

COMPANY:
CLEARSIGN COMBUSTION CORPORATION

	By:	/s/Richard F. Rutkowski
Richard F. Rutkowski
Chief Executive Officer

INDEMNITEE:		Andrew U. Lee
Name of Indemnitee (print name)

/s/ Andrew U. Lee
Signature